UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 11, 2013

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 11, 2013, Opexa Therapeutics, Inc. (the “Company”) closed its previously announced sale of 1,083,334 units, with each unit (a “Unit”) consisting of the following:  (i) one share of the Company’s common stock, par value $0.01 per share (“Common Stock”); and (ii) one warrant to purchase half of a share of Common Stock (a “Warrant”).  The price of the securities sold was $3.00 per Unit, for an aggregate purchase price of $3.25 million.  Each Warrant is exercisable at an initial exercise price of $3.00 per share, and may be exercised at any time through the fourth anniversary of issuance.

The shares and warrants were offered and sold by the Company pursuant to a base prospectus which is included in the Company’s shelf registration statement on Form S-3 (Registration No. 333-185001), which was declared effective by the Securities and Exchange Commission (the “Commission”) on December 5, 2012, and the related prospectus supplement filed with the Commission on February 8, 2013.  The Company intends to use the net proceeds from the offering for general corporate and working capital purposes, including the continued conduct of the Abili-T clinical study, the Company’s ongoing Phase 2b clinical trial of Tcelna in Secondary Progressive MS patients.  Dawson James Securities, Inc. acted as exclusive placement agent for the offering.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 11, 2013	OPEXA THERAPEUTICS, INC

By: /s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).